UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2006

PETROHUNTER ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 1400, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 572-8900

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Other Events

The registrant is furnishing an Executive Summary and slides containing the information included in Exhibits 99.1 and 99.2 to this report, that have been prepared for presentations made in New York, New York beginning October 25, 2006.

The information contained in this report, including Exhibits 99.1 and 99.2, is “furnished” pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless this report is specifically incorporated by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Cautionary Statements regarding Presentation

Certain statements in this filing regarding future expectations and plans for oil and gas exploration and development may be regarded as “forward looking statements.” They are subject to various risks including, but not limited to, the inherent uncertainties in interpreting engineering data related to underground accumulations of oil and gas, timing and capital availability, and other factors to be discussed in detail in the registrant’s filings with the Securities and Exchange Commission. Any information provided in this filing is qualified in its entirety by the registrant’s filings with the Securities and Exchange Commission and any subsequent filing updates, changes or adjustments. Information is current as of the date presented, but as events change, the information herein may become out of date. Readers are encouraged to read the registrant’s filings with the Securities and Exchange Commission to review the more complete discussions of the risks outlined above. The registrant expressly disclaims any obligation to update the presentation contained in Exhibits 99.1 and 99.2 of this Report. The inclusion of any data or statements in this presentation does not signify that the information is considered material.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document

99.1	Executive Summary dated October 23, 2006

99.2	Slide presentation dated October 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION

October 27, 2006	By:	/s/ Kelly H. Nelson
Kelly H. Nelson
Chief Executive Officer

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